21.5.2018

To:

MB&B Business Creation Ltd.

Re: Amendment to Consulting Agreement

Dear Sirs,

Reference is made to the Consulting Agreement between you and One World Cannabis Ltd. (the “Company”), dated August 1, 2017 as amended (the “Agreement”; capitalized terms not defined herein shall have the meaning given to them in the Agreement). This letter hereby documents the agreement reached between us with respect to certain amendments to the Agreement, effective as of May 1, 2018, as follows:

In Exhibit A to the Agreement, the paragraph set forth opposite to the words “Fee” shall be deleted in its entirety and replaced by the following:

“Fee: The Consultant shall be entitled to consideration, with respect to his Services to the Company within the above specified scope, in the amount of NIS 40,000 per month, plus VAT, at the standard rate, if applicable.”

Please countersign this letter to indicate your agreement to the terms set forth. Note that this letter will only come into effect upon receipt of your signature by the Company.

The provisions of Section 9 of the Agreement are incorporated herein by reference and shall apply to the terms herein. In the event of any conflict between the provisions of this letter and the provisions of the Agreement, the provisions of this letter shall prevail and govern. Except as specifically amended herein, all other terms and conditions of the Agreement remain and shall continue in full force and effect.

Agreed and accepted:

MB&B Business Creation Ltd.

By:	Mordechai Bignitz
Date:	21.5.18

I hereby acknowledge and agree to the Agreement as amended pursuant to this letter.